Exhibit 99.1

Pennsylvania Real Estate Investment Trust

Mall Sales and Rent Per Square Foot

	% of Rolling 12 Month Mall NOI	September 30, 2012			September 30, 2011			Change
REVISED		Avg Base Rent(1)	Avg Comp Sales(2)	Occup. Cost Ratio(2)	Avg Base Rent(1)	Avg Comp Sales(2)	Occup. Cost Ratio(2)	Avg Base Rent(1)	Avg Comp Sales(2)	Occup. Cost Ratio(2)
Sales per square foot over $400	33.5%
Cherry Hill Mall		$49.29	$639	12.8%	$46.66	$577	13.4%	5.6%	10.7%	-0.6%
Lehigh Valley Mall		44.60	585	11.2%	45.36	541	12.3%	-1.7%	8.1%	-1.1%
Woodland Mall		40.20	529	11.9%	40.85	508	12.7%	-1.6%	4.1%	-0.8%
Jacksonville Mall		38.01	504	10.8%	32.68	483	10.5%	16.3%	4.3%	0.3%
Dartmouth Mall		31.36	438	11.2%	30.23	403	11.3%	3.7%	8.7%	-0.1%
Willow Grove Park		42.20	415	15.1%	44.14	402	16.6%	-4.4%	3.2%	-1.5%
Sales per square foot between $350 - $400	31.7%
Patrick Henry Mall		37.88	390	14.3%	40.23	384	13.9%	-5.8%	1.6%	0.4%
The Mall at Prince Georges		38.08	384	14.3%	36.42	385	14.5%	4.5%	-0.3%	-0.2%
Valley View Mall		29.27	384	11.4%	29.96	368	12.1%	-2.3%	4.3%	-0.7%
Springfield Mall		33.66	383	14.4%	34.02	358	14.0%	-1.1%	7.0%	0.4%
Wyoming Valley Mall		30.47	382	11.9%	30.85	366	12.2%	-1.2%	4.4%	-0.3%
The Gallery at Market East		36.65	381	14.4%	36.63	368	14.8%	0.0%	3.5%	-0.4%
Viewmont Mall		29.36	377	12.6%	29.37	374	12.9%	0.0%	0.8%	-0.3%
Capital City Mall		34.03	372	11.6%	33.64	352	11.8%	1.2%	5.7%	-0.2%
Valley Mall		25.81	368	11.0%	25.12	368	11.0%	2.7%	0.0%	0.0%
Crossroads Mall		22.99	366	9.4%	21.52	342	9.1%	6.8%	7.0%	0.3%
Moorestown Mall		34.41	362	14.2%	35.42	372	15.0%	-2.8%	-2.7%	-0.8%
Sales per square foot between $300 - $349	16.8%
Francis Scott Key Mall		27.62	347	11.5%	27.32	338	11.7%	1.1%	2.7%	-0.2%
Magnolia Mall		27.55	340	12.3%	27.87	326	12.8%	-1.1%	4.3%	-0.5%
Exton Square Mall		34.63	339	13.7%	36.35	326	13.9%	-4.7%	4.0%	-0.2%
Plymouth Meeting Mall		28.17	333	10.2%	29.04	325	10.3%	-3.0%	2.5%	-0.1%
Gadsden Mall		21.17	330	9.7%	21.37	288	9.4%	-0.9%	14.6%	0.3%
Cumberland Mall		28.48	325	12.7%	28.56	313	13.3%	-0.3%	3.8%	-0.6%
Logan Valley Mall		25.46	323	13.9%	26.39	311	11.2%	-3.5%	3.9%	2.7%
Sales per square foot under $300	18.0%
Palmer Park Mall		25.57	299	11.8%	24.06	291	12.2%	6.2%	2.7%	-0.4%
Wiregrass Commons Mall		24.07	286	10.2%	25.49	283	10.9%	-5.6%	1.1%	-0.7%
Uniontown Mall		20.81	282	10.3%	22.47	291	10.8%	-7.4%	-3.1%	-0.5%
New River Valley Mall		23.06	281	10.6%	23.80	282	10.3%	-3.1%	-0.4%	0.3%
Lycoming Mall		20.82	273	10.1%	21.26	265	10.3%	-2.1%	3.0%	-0.2%
Nittany Mall		20.28	267	10.4%	21.83	279	11.0%	-7.1%	-4.3%	-0.6%
North Hanover Mall		21.88	263	11.9%	25.85	267	12.4%	-15.3%	-1.5%	-0.5%
Washington Crown Center		18.52	255	10.8%	20.07	246	11.5%	-7.8%	3.7%	-0.7%
South Mall		21.67	251	12.1%	21.80	241	12.5%	-0.6%	4.1%	-0.4%
Orlando Fashion Square		26.86	249	14.2%	29.13	243	16.1%	-7.8%	2.5%	-1.9%
Beaver Valley Mall		20.68	248	12.5%	22.13	252	13.5%	-6.5%	-1.6%	-1.0%
Phillipsburg Mall		22.48	235	11.8%	23.09	226	12.3%	-2.6%	4.0%	-0.5%
Chambersburg Mall		17.86	228	9.3%	21.11	236	9.5%	-15.4%	-3.4%	-0.2%
Voorhees Town Center		29.17	223	10.7%	27.82	210	12.4%	4.9%	6.2%	-1.7%

Malls weighted average		$31.61	$379	12.2%	$32.00	$362	12.6%	-1.2%	4.7%	-0.4%

Consolidated Properties		$30.72	$365	12.3%	$31.13	$351	12.6%	-1.3%	4.0%	-0.3%
Unconsolidated Properties		$40.95	$518	12.0%	$41.74	$477	12.7%	-1.9%	8.6%	-0.7%
Same Properties		$31.61	$379	12.2%	$32.00	$362	12.6%	-1.2%	4.7%	-0.4%

(1)	Average base rent includes all non-anchor space owned by the Company and leased to tenants that lease individual spaces of 10,000 square feet or less and pay fixed rent.
(2)	Based on reported sales by all comparable non-anchor tenants that lease individual spaces of 10,000 square feet or less and have occupied the space for at least 24 months.